UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2010

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manpower Place Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into Material Definitive Agreement.

On February 1, 2010, Manpower Inc. (“Manpower”), Taurus Merger Sub, Inc., a wholly owned subsidiary of Manpower (“Merger Sub”) and COMSYS IT Partners, Inc. (“COMSYS”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will commence an exchange offer (the “Offer”) to purchase all of the outstanding shares of COMSYS common stock, $0.01 par value per share (the “COMSYS Common Stock”).  Following the completion of the Offer, Merger Sub will merge with and into COMSYS (the “Merger”), with COMSYS surviving the Merger as a direct or indirect wholly owned subsidiary of Manpower.  The parties anticipate that the Offer will be commenced in mid-March, following the filing of COMSYS’ Annual Report on Form 10-K for fiscal 2009.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, in both the Offer and the Merger, each share of COMSYS Common Stock accepted by Merger Sub will be exchanged for either (at the stockholder’s election) $17.65 in cash or $17.65 in fair market value of shares of Manpower common stock, $0.01 par value per share (the “Manpower Common Stock”), where fair market value is the average trading price of Manpower’s Common Stock during the ten trading days ending on and including the second trading day prior to the closing date of the Offer.  At the effective time of the Merger, any remaining outstanding shares of COMSYS Common Stock not tendered in the Offer, other than shares owned by Manpower or any direct or indirect wholly owned subsidiary of Manpower or COMSYS, will be acquired for $17.65 in cash or $17.65 in fair market value of Manpower Common Stock.

The aggregate amount of cash and of Manpower Common Stock available for election at the closing of the Offer and of the Merger will be determined on a 50/50 basis, such that if the holders of more than 50% of the shares tendered in the Offer, or more than 50% of the shares converted in the Merger, elect more than the cash or Manpower Common Stock available in either case, they will receive on a pro rata basis the other kind of consideration to the extent the kind of consideration they elect to receive is oversubscribed.  For example, if the holders of more than 50% of COMSYS Common Stock who tender in the Offer elect cash then such holders in the aggregate will receive all of the cash available for payment in the Offer (50% of the total consideration payable to all stockholders who tender in the Offer) but also will receive some Manpower Common Stock on a pro rata basis, since there would have been an oversubscription for cash payment.  Notwithstanding the foregoing, Manpower has the right, at any time not less than two business days prior to the expiration of the Offer, to elect to convert the transaction into an all-cash deal and to pay $17.65 in cash for all shares of COMSYS common stock tendered in the Offer and acquired in the Merger.

The Offer is subject to satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the tender to Merger Sub and no withdrawal of at least a majority of the shares of COMSYS Common Stock (calculated in accordance with the terms of the Merger Agreement) (the “Minimum Condition”).  The Minimum Condition may not be waived by Merger Sub without the prior written consent of

COMSYS.   Subject to certain conditions and limitations, COMSYS has granted Manpower and Merger Sub an option to purchase from COMSYS, following the completion of the Offer, a number of newly issued additional shares of COMSYS Common Stock that, when added to the shares already owned by Merger Sub, constitute one share more than 90% of the shares of COMSYS Common Stock entitled to vote on the Merger.  If Manpower acquires more than 90% of the outstanding shares of COMSYS Common Stock including through exercise of the aforementioned option, it will complete the Merger through the “short form” procedures available under Delaware law.

The Merger Agreement contains certain termination rights for each of Manpower and COMSYS, and if the Merger Agreement is terminated under certain circumstances, COMSYS will be required to pay Manpower a termination fee of $15.2 million and/or reimburse Manpower for its out-of-pocket transaction-related expenses up to $2.5 million.

The Merger Agreement includes customary representations, warranties and covenants of COMSYS, Manpower and Merger Sub.  In addition to certain other covenants, COMSYS has agreed not to (i) encourage, solicit, initiate or facilitate any takeover proposal from a third party; (ii) enter into any agreement relating to a takeover proposal or any agreement, arrangement or understanding requiring COMSYS to abandon, terminate or fail to consummate the Offer, the Merger, the Merger Agreement or the transactions contemplated by the Merger Agreement; (iii) grant any waiver or release under any standstill agreement relating to COMSYS Common Stock; or (iv) enter into discussions or negotiations with a third party in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, a takeover proposal, in each case subject to certain exceptions set forth in the Merger Agreement.

In connection with the Merger Agreement, Manpower entered into a Tender and Voting Agreement, dated as of February 1, 2010 (the “Tender and Voting Agreement”), with certain officers, directors and stockholders of COMSYS listed on Schedule I attached to the Tender and Voting Agreement and who beneficially own in the aggregate approximately 29.4% of the COMSYS Common Stock, pursuant to which such persons have agreed, in their capacity as stockholders, to tender all of their shares of COMSYS Common Stock to Merger Sub in the Offer and to vote all of their shares of COMSYS Common Stock in favor of the Merger.

The foregoing descriptions of the Merger Agreement and the Tender and Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Tender and Voting Agreement, which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated into this Form 8-K by reference.  A copy of the press release issued by Manpower on February 2, 2010 announcing the transactions contemplated by the Merger Agreement and a copy of an excerpt from the 2009 4th Quarter Results presentation made by Manpower on February 2, 2010 relating to the transactions are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The Merger Agreement governs the contractual rights between the parties in relation to the Offer and Merger.  The Merger Agreement has been filed as an exhibit to this Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Manpower or COMSYS in each company’s public reports filed with the Securities and Exchange Commission (the “SEC”).  In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Manpower or COMSYS.

Forward-Looking Statements

This Current Report on Form 8-K contains statements, including statements regarding timing, completion and results of the proposed transaction, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties.  Actual results may differ materially from those described or contemplated in the forward-looking statements.  Factors that may cause actual results to differ materially from those contained in the forward-looking statements include, among others, the risk that the Offer and the Merger will not close; the risk that Manpower’s business and/or COMSYS’ business will be adversely impacted during the pendency of the Offer and the Merger; the risk that the operations of the two companies will not be integrated successfully; the risk that Manpower’s expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated; the risk that demand for and acceptance of Manpower’s or COMSYS’ products or services may be reduced; the impact of economic conditions; the impact of competition and pricing; and other factors found in Manpower’s and COMSYS’ reports filed with the SEC, including the information under the heading ‘Risk Factors’ in Manpower’s Annual Report on Form 10-K for the year ended December 31, 2008 and COMSYS’ Annual Report on Form 10-K for the fiscal year ended December 28, 2008, which information is incorporated herein by reference.

Additional Information and Where To Find It

This Current Report on Form 8-K does not constitute an offer of any securities for sale.  The Offer described above has not commenced.  Manpower intends to commence the Offer and file a Schedule TO and a registration statement on Form S-4, and COMSYS intends to file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC in connection with the transaction.  Manpower and COMSYS expect to mail a Preliminary Prospectus, the Schedule 14D-9 and related Offer materials to stockholders of COMSYS.  These documents, however, are not currently available.  Investors and security holders are urged to read these documents carefully when they are available because they contain important information about Manpower, COMSYS, the Offer and the Merger.  Documents filed by Manpower with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at Manpower’s website at www.manpower.com.  Documents filed by COMSYS with the SEC may be obtained without charge at the SEC’s website and at COMSYS’ website at www.comsys.com.  Information contained on Manpower’s and COMSYS’ websites is not part of this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 1, 2010, by and among Manpower Inc., Taurus Merger Sub, Inc. and COMSYS IT Partners, Inc.*

2.2	Tender and Voting Agreement, dated as of February 1, 2010, by and among Manpower Inc. and the persons listed on Schedule I attached thereto.

99.1	Press release issued on February 2, 2010.

99.2	Investor presentation excerpt dated February 2, 2010.

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Manpower undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2010	MANPOWER INC.

By:/s/ Kenneth C. Hunt
Kenneth C. Hunt
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 1, 2010, by and among Manpower Inc., Taurus Merger Sub, Inc. and COMSYS IT Partners, Inc.*

2.2	Tender and Voting Agreement, dated as of February 1, 2010, by and among Manpower Inc. and the persons listed on Schedule I attached thereto.

99.1	Press release issued on February 2, 2010.

99.2	Investor presentation excerpt dated February 2, 2010.

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Manpower undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.